Exhibit 32.1

                           CERTIFICATIONS PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

     In connection with the Quarterly Report of Birner Dental Management Services, Inc., a Colorado corporation (the "Company"), on Form 10-Q for the quarter ended June 30, 2004, as filed with the Securities and Exchange Commission (the "Report"), the undersigned, who are the Chief Executive Officer and the Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss.
1350), that to his knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                            Date:    August 12, 2004.

                                              By:    /s/ Frederic W.J. Birner
                                                     -------------------------
                                            Name:    Frederic W.J. Birner
                                           Title:    Chief Executive Officer

                                              By:    /s/ Dennis N. Genty
                                                     -------------------------
                                            Name:    Dennis N. Genty
                                           Title:    Chief Financial Officer